UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11929	51-0357525
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $.10 Par Value	DVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreements

On September 21, 2021, the registrant’s wholly-owned subsidiary, Dover International Speedway, Inc. (“Speedway”), received a one year Sanction Agreement with NASCAR Event Management, LLC (“NEM”) pursuant to which Speedway will organize and promote a NASCAR Cup Series event for the 2022 racing season, tentatively scheduled for May 1, 2022. Speedway will also organize and promote a NASCAR Xfinity Series event, tentatively scheduled for April 30, 2022.

The date for the 2022 NASCAR Cup Series events at Nashville Superspeedway is tentatively scheduled for June 26, 2022, pursuant to the four year Sanction Agreement with NEM entered into on June 2, 2020, as previously disclosed. Speedway will also organize and promote a NASCAR Xfinity Series event, tentatively scheduled for June 25, 2022 and a NASCAR Camping World Truck Series event tentatively schedule for June 24, 2022.

Pursuant to each NEM sanction agreement, consistent with typical NEM sanction agreements, NEM grants its sanction to a promoter, in this case Speedway and Nashville, respectively, to organize, promote and hold a particular competition. The promoter sells tickets to the competition, sells or arranges for the sale of merchandise and concessions, and sells advertising, sponsorships and hospitality services. NEM arranges for the drivers, conducts the competition, including the right to require alterations to the promoter’s facility and the right to approve or disapprove any advertising or sponsorship of the promoter. NEM also has exclusive rights to exploit live broadcast and certain broadcast and intellectual property rights related to the competition, and exclusive rights to sponsorship and promotional rights relative to the series to which a particular competition belongs. The promoter must pay the sanction fee and purse monies and receives a share of the live broadcast revenue contracted for by NEM. The promoter is responsible for the condition of the facility, for compliance with laws, for control of the public, for fire and medical equipment and personnel, for security, for insurance and for providing facilities and services required by NEM officials and the live broadcast personnel.

The principal economic terms of the NASCAR Cup Series event sanction agreement between NEM and Speedway are as follows: Total purse and sanction fees to be paid by Speedway for the 2022 event are approximately $8.2 million. Estimated live broadcast revenue to be recognized by Speedway for the 2022 event is approximately $15.7 million.

Live broadcast revenue figures are based on the assumption that all events on the 2022 NASCAR Cup Series schedule take place and that all promoters will be entitled to their respective percentage allocations as set by NEM.

The sanction agreement for Speedway’s NASCAR Cup Series competition is attached as an exhibit to this Form 8-K as it represents agreement upon which our business is substantially dependent. The sanction agreement for Nashville’s NASCAR Cup Series competition was filed as an exhibit to the Form 8-K filed on June 3, 2020.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

10.1	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. for NASCAR National Series event (delivered September 21, 2022).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: September 22, 2021